SUB-ITEM 77Q1(e)  COPIES OF ANY NEW OR AMENDED INVESTMENT ADVISORY CONTRACTS

Subadvisory Agreement between SunAmerica Asset Management Corp. and Wellington Management Company, LLP ("Wellington") dated October 6, 2009.
Incorporated by reference to the exhibit to the Post-Effective Amendment
No. 4 to the Registration Statement on Form N-1A of Senior Floating Rate Fund, Inc.
(File No. 333-32798) filed on February 24, 2010.